EXHIBIT 16.(a)


September 21, 1998


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read the revised Item 4 included in the Form 8-K/A dated September 1, 1998 of Guardian International, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ MCKEAN, PAUL, CHRYCY, FLETCHER & COMPANY
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    McKEAN, PAUL, CHRYCY, FLETCHER & COMPANY